EXHIBIT 3. 1OO
Mall to: PO Dos 305 STATE OF J\EW JERSEY OitmlOitlo: 22SW.
tv™DIVISION OF REVENUE5IST PUBLIC RECORDS FITTING FOR NEW BUSINESS ENTITY
Fill out alt information below INCUJniNG INFORMATION FOR ITEM 11, and sign in the space provided Please note that once filed, this form constitutes your original certificate of incorporatinn/fomiatton/registmticm/autiionty, and the information contained in the filed form is considered public. Refer to the instructions for cleliveiy/retum options, filing fees and field-by-field requirement.-;. Remember to remit the appropriale fee amount Use aUathrnenls if more space is required for any field, or if you wish to add articles for the public record.
1. KiisincssM\K
PS I Summit Hospital, Inc.
Z. Type ef Uusiness Entltj:
fSefi Instnidn™ for Ciides. Piigs 21, Hem 21 (See Ins [rue lions. Page 22, Hem .1)
4. Stack (Domestic Corporations only: LLCs and Non-Profit 1 save Wank): 5. Duration (If Indefinite or Perpetual,leave blank):
One Thousand (1,000) Common Shares
6, State of Formatioii/Incoi’poration (Foreign Entities Only): 7. Date of Formation/Incorporation [Foreign Entities Only):
R. Kl [nlbrmaLiDn
Revered AKeut Name: National Registered Agents, Inc. ol’N.T RegjstLrrctKJITlcc: or Pnnctpal Riismcss Add
(Must be a New Jersey slreel address) Kireei 51 Everett Drive, Suite 107B? P.O. Box 927 street 113 Seaboard Lane, Suite C-100 qtv West Windsor. NJ Zip 08550-0927 diy Franklin State TN Zip 37067
9. Management (Domestic Corporations and Limited Partnerships Only)
•l-’or Profit and Professional Corporations List iiitial Boaid of Directors, minimum of 1, •Domestic Hen-ProfiLs list Board iifTraslees, intiiiinLun of .1; •l.imiteri Parlnerships lisl nil t;eritfr;il Partners. Name Street AddressCity StateZip Joey A. Jacobs 113 Seaboard Lane. Suite C- LOO Franklin TN 37067-2858 Steven T. Davidson 113 Seaboard Lane, Suite C-100 Franklin TN 37Q67-2S58
Thr signafiirrs brtow ccrflry ttial the I’ll sJn entity lias raniiillcd w !lh all applicable filing rfqiilroncnts puraiant tn the laws of the Staff or IN™ Jersey.
10. Incorporators (Domestic Corporations Only, minimum of 1)
Name Ktreet AddressCity StateZip GrcgGiffen 315 Dcadcrick St., Suite 1800 Nashvilb TN 37238-1800
SifMinlurflM) lor the 1’uhlic Kecord (S« inslrucl ions for Inl’orniiilion on Signature KcquimnrnlK) SiEnitnre Name Title Date
Is! Greg Gift’en Greg GiffcnIncorporator3/30/04

New Jersey Division of Revenue
Certificate of Amendment to the Certificate of Incorporation
(For Use by Domestic Profit Corporations)
Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:
1. The name of the corporation is:
          PSI Summit Hospital, Inc.
2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 28th day of February, 2006
          Resolved, that Article 1 of the Certificate of Incorporation be amended to read as follows:
     The name of the corporation is Summit Oaks Hospital, Inc.
3. The number of shares outstanding at the time of the adoption of the amendment was: 1,000
The total number of shares entitled to vote thereon was: 1,000
If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).
4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
1,000	0
5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).
6. Other provisions: (Omit if not applicable).
This Certificate of Amendment to the Certificate of Incorporation of PSI Summit Hospital, Inc. shall be effective on March 31, 2006.

BY:	/s/ Christopher L. Howard
Christopher L. Howard, Vice President
(Signature)
     Dated this 15th day of March, 2006
     May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.